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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Bemis Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BEMIS COMPANY, INC.
One Neenah Center, 4th Floor Neenah, WI 54956 Telephone: (920) 727-4100

March 18, 2010

Dear Shareholders:

        This year we are holding the Annual Meeting of Bemis Company, Inc. in the Doty Ballroom of the Holiday Inn Neenah Riverwalk, 123 East Wisconsin Avenue, Neenah, Wisconsin. The meeting will be held on Thursday, May 6, 2010, at 9:00 a.m., Central Daylight Time. You are cordially invited to attend. We will report on Bemis' results for 2009 and provide comments on the upcoming year. You will also have ample opportunity both before and after the meeting to meet and talk informally with our Directors and Officers. We hope you are able to attend.

        Please take the time to vote your proxy. The election of Directors is no longer a matter on which brokers have discretionary authority to vote. Therefore, you must provide instructions to your broker or nominee if your votes are to be counted. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

        If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

        On behalf of the Board of Directors and all Bemis employees, thank you for your continued support of, and confidence in, the Bemis Company.

Sincerely,
Henry J. Theisen President and Chief Executive Officer

 ADMISSION POLICY

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 6, 2010. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket:

  •
  by calling 920-727-4100;

  •
  by e-mailing contactbemis@bemis.com; or

  •
  by mailing a request to Bemis Company, Inc. at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, Attention: Corporate Secretary.

        Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

BEMIS COMPANY, INC.

Notice of Annual Meeting of Shareholders
TO BE HELD MAY 6, 2010

        We will hold the Annual Meeting of Shareholders of Bemis Company, Inc. in the Doty Ballroom of the Holiday Inn Neenah Riverwalk, 123 East Wisconsin Avenue, Neenah, Wisconsin, on Thursday, May 6, 2010, at 9:00 a.m., Central Daylight Time, for the following purposes:

  1.
  To elect four Directors for a term of three years.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm.

  3.
  To vote upon a proposal submitted by a shareholder, if properly presented at the meeting.

  4.
  To transact such other business as may properly come before the meeting.

        Only shareholders of record at the close of business on March 8, 2010, will be entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors
James J. Seifert, Vice President, Secretary and General Counsel

March 18, 2010

PLEASE EXECUTE YOUR PROXY PROMPTLY

BEMIS COMPANY, INC.
One Neenah Center, 4th Floor
Neenah, Wisconsin 54956

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 6, 2010

 SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

Why am I receiving these proxy materials?

        The Board of Directors of Bemis Company, Inc. (the "Company") is soliciting your proxy in connection with the Annual Meeting of Shareholders to be held on Thursday, May 6, 2010. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about March 18, 2010.

Why did I receive a Notice of Internet Availability of Proxy Materials?

        Under the rules of the Securities and Exchange Commission, we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. If you received a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How will my shares be voted by proxy?

        The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. Unless otherwise specified in the proxy, a Company proxy will vote your shares:

  •
  "FOR" the four Director-nominees set forth herein;

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  "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

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  "AGAINST" the shareholder proposal.

May I revoke my proxy?

        You may revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

How can I vote my shares?

        You may vote by Internet, by telephone or by mail at any time prior to the meeting, or you may vote in person at the meeting, as follows:

  •
  Vote by Internet at www.proxyvote.com.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 5, 2010. Have your proxy card or Notice of Internet Availability in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

    For your information, voting via the Internet is the least expensive to us, and the most environmentally friendly, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

  •
  Vote by Phone.  Use any touchtone telephone to call 1-800-690-6903 to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 5, 2010. Have your proxy card in hand when you call and then follow the instructions. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

  •
  Vote by Mail.  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bemis Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

  •
  Vote at the Meeting.  You may vote your shares at the meeting. You will be admitted to the meeting only if you have a ticket. See the Admission Policy in this proxy statement for instructions on obtaining a ticket.

        If your shares are held in an account at a brokerage firm, bank or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares.

Who will conduct and pay for the cost of this proxy solicitation?

        We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by our Directors, Officers or other regular employees without remuneration other than regular compensation. We have engaged the firm of MacKenzie Partners, Inc. to assist in the proxy solicitation effort at a total anticipated cost of $12,000, plus reimbursement of out-of-pocket expenses.

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on March 8, 2010, will be entitled to vote at the meeting. As of that date, we had outstanding 109,012,133 shares of Common Stock. Each share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

How many votes are required to approve each proposal?

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect Directors and approve each proposal presented in this proxy statement.

How are votes counted?

        Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote "against" the particular matter. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a "broker non-vote." Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

If I own or hold shares in a brokerage account, can my broker vote my shares for me?

        The election of directors is no longer a matter on which brokers have discretionary authority to vote. Thus, if your shares are held in a brokerage account and you do not provide instructions as to how your shares are to be voted on the election of directors, your broker or other nominee will not be able to vote your shares on this matter. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

What is the address for the company's principal executive office?

        The mailing address of our principal executive offices is One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669.

 OWNERSHIP OF THE COMPANY'S SECURITIES

Security Ownership of Certain Beneficial Owners

        The only person known to us to beneficially own, as of March 8, 2010, more than 5 percent of our outstanding Common Stock is set forth in the following table.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares
BlackRock Inc. 40 East 52nd Street New York, NY 10022	7,451,624	(1)	6.8%

(1)
Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on January 29, 2010.

Shares Available for Issuance under Our Equity Compensation Plans

        The following table details, as of December 31, 2009, for Directors, Executive Officers, and all other participants in our equity compensation plans:

(a)
The aggregate number of shares to be issued upon the exercise of outstanding stock options and the vesting of performance units (commonly referred to as restricted share units);

(b)
The weighted average exercise price of all outstanding options; and

(c)
The number of shares remaining available for future issuance under equity compensation plans.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	4,129,319(1)	$21.35(2)	5,674,004(3)
Equity Compensation Plans Not Approved by Security Holders	-0-	N/A	-0-
TOTAL	4,129,319(1)	$21.35(2)	5,674,004(3)

(1)
Includes outstanding options and restricted share units.

(2)
Represents weighted-average exercise price of outstanding options only. Restricted share units do not have an exercise price.

(3)
May be issued as options or restricted share units.

Security Ownership of Directors and Executive Officers

        The following table lists the beneficial ownership of our Common Stock as of March 8, 2010, by each Director, each nominee for Director, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all of our Directors and Executive Officers as a group. Percentage of outstanding shares is based on 109,012,133 shares outstanding as of March 8, 2010.

Beneficial Owner	Direct(1)	Voting or Investment Power(2)	Right to Acquire(3)	Total	Percent of Outstanding Shares
William F. Austen	88,323	6,370	0	94,693	*
William J. Bolton	15,971	0	10,963	26,934	*
Jeffrey H. Curler	980,937	0	663,762	1,644,699	1.5%
David S. Haffner	26,580	0	963	27,543	*
Barbara L. Johnson	3,995	0	10,963	14,958	*
Timothy M. Manganello	33,980	0	963	34,943	*
Roger D. O'Shaughnessy	29,092	0	19,263	48,355	*
Paul S. Peercy	10,888	0	963	11,851	*
Edward N. Perry	276,144	0	6,053	282,197	*
William J. Scholle	12,378	0	6,363	18,741	*
Henry J. Theisen	124,603	8,328	173,700	306,631	*
Scott B. Ullem	115	0	0	115	*
Holly A. Van Deursen	5,644	0	0	5,644	*
Philip G. Weaver	13,343	0	963	14,306	*
Gene C. Wulf	134,369	0	132,953	267,322	*
All Executive Officers and Directors as a Group (22 persons)	2,007,590	26,750	1,289,245	3,323,585	3.0%

*
Less than one percent (1%).

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker, or nominee for the individual's account. Also included are shares resulting from option exercises and shares held in 401(k) accounts of Executive Officers.

(2)
This column includes other shares over which Directors and Executive Officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)
Includes shares or options that are currently exercisable or vested or that become exercisable or will vest within 60 days of March 8, 2010 pursuant to the grants made under the 1994 Stock Incentive Plan, 2001 Stock Incentive Plan, and the 2007 Stock Incentive Plan.

 INFORMATION WITH RESPECT TO DIRECTORS

        Directors are divided into three classes elected on a staggered basis for three-year terms. The Nominating and Corporate Governance Committee of the Board of Directors has nominated four persons to the class of Directors to be elected at the meeting. Persons elected will hold office for a three-year term expiring in 2013 and will serve until their successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a Director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee selected by the Nominating and Corporate Governance Committee. In addition to certain biographical information about each Director and nominee, listed below is the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board.

Director-Nominees for Terms Expiring in 2013

JEFFREY H. CURLER, 59	Director Since 1992

Mr. Curler is Executive Chairman of the Company and was elected to that position in 2008. He is also our Chairman of the Board and has served in that position since 2005. He was President from 1996 to 2007, Chief Executive Officer from 2000 to 2008, and Chief Operating Officer from 1998 to 2000. From 1973 to 1996, he held various management, research and development, and operations positions within the Company. Mr. Curler is also a Director of Valspar Corporation (NYSE: VAL). With more than 35 years of experience at Bemis Company, Mr. Curler's significant expertise in chemical engineering and the packaging industry, coupled with his personal leadership and experience with Bemis' international expansion, acquisition and joint venture activities, operating and organizational management, and shareholder communications provide him with valuable insight into our business risks and opportunities.
ROGER D. O'SHAUGHNESSY, 67	Director Since 1997

Mr. O'Shaughnessy is President and Chief Executive Officer of Cardinal Glass Industries, Inc., a private manufacturer of high technology insulating and solar glass. He has held this position since 1967. In addition to his extensive experience in operations management and directing research and development activities at Cardinal Glass, his background and experience with regard to technology focused business strategy offers an important perspective to our Board.
DAVID S. HAFFNER, 57	Director Since 2004

Mr. Haffner is President and Chief Executive Officer, and a director, of Leggett & Platt, Inc. (NYSE: LEG), a diversified manufacturing company. He has been Chief Executive Officer since 2006 and has served as President since 2002. He previously served as Chief Operating Officer from 1999 to 2006 and as Executive Vice President of Leggett & Platt from 1995 to 2002. Mr. Haffner has experience managing the operations of an acquisitive, international, public company, which has assisted us with respect to our recent international acquisitions and subsequent integration activities. In addition, his experience with labor relations, compensation strategy, and financial performance measurement at Leggett & Platt provides valuable insight.

HOLLY A. VAN DEURSEN, 51	Director Since 2008

Ms. Van Deursen is currently a Director of Actuant Corporation (NYSE: ACU); Anson Industries, a private company; Petroleum Geo-Services (NYSE: PGS); and Capstone Turbine Corporation (NASDAQ: CPST). She was most recently an executive in the petrochemical industry, and she has held a variety of leadership positions at British Petroleum and Amoco Corporation in Chicago, London, and Hong Kong. She was Group Vice President of Petrochemicals for British Petroleum from 2003 to 2005, and Group Vice President of Strategy, based in London, from 2001 to 2003. Ms. Van Deursen has extensive experience in the chemical industry, from which Bemis buys the majority of its raw materials. She also has an engineering background and personal international experience, which is relevant to our strategic focus on technology and innovation, as well as disciplined international expansion. Her experience in strategic analysis at British Petroleum further enhances her ability to analyze and evaluate our financial risks and opportunities.
Directors Whose Terms Expire in 2012
WILLIAM J. BOLTON, 63	Director Since 2000

Mr. Bolton has been the President of Taranis Management LLC, a consulting group that works with private equity firms focused on retail, restaurant, and consumer goods companies, since 2008. He was a consultant to the food distribution industry from 2000 to 2008. He was Executive Vice President of SUPERVALU, Inc. and President and Chief Operating Officer—Corporate Retail from 1997 to 2000. SUPERVALU is a food distribution and food retailing company. From 1995 to 1997 he was Chairman and Chief Executive Officer of Bruno's, a supermarket company. He has served on the board of directors of Ace Hardware Corporation since 2004. Mr. Bolton's extensive experience in the food and consumer goods industries brings an important body of knowledge to our Board since food and consumer products applications comprise approximately 70 percent of our annual net sales. Mr. Bolton has 10 years of continuous service on the Board, giving him considerable knowledge of our business. Further, Mr. Bolton brings his public company leadership experience to his role as lead independent director of the Board.
BARBARA L. JOHNSON, 59	Director Since 2002

Ms. Johnson is the Vice Chancellor for Business and Finance for the University of Nebraska at Kearney. She has held that position since 2007. From 2004 to 2007 she served as a consultant for various institutions of higher education advising on financial and administrative matters. She previously was Vice President and Treasurer of Carleton College, Northfield, Minnesota from 2000 to 2004. Prior to that she was Vice President for Finance and Administration of Mars Hill College, Mars Hill, North Carolina from 1997 to 2000 and Assistant Controller of The Ohio State University, Columbus, Ohio from 1990 to 1997. Ms. Johnson's in-depth knowledge and experience managing investment, financial and administrative matters in various organizations allow her to provide a unique perspective to financial management issues at our company.

PAUL S. PEERCY, 69	Director Since 2006

Mr. Peercy is currently Dean of the College of Engineering at the University of Wisconsin-Madison. He has been Dean since 1999. From 1996 to 1998 he was President of SEMI/SEMATECH in Austin, Texas. From 1968 to 1995 he served in various departments of the Sandia National Laboratories in Albuquerque, New Mexico. He is a director of Sonic Foundry Inc. (NASDAQ: SOFO). Mr. Peercy's engineering expertise and experience in research and development for Sandia National Laboratories enables him to provide unique and valuable insight to our innovation-focused business strategy. His diverse executive experience in corporate and educational fields provides him with a unique perspective from which to evaluate both our financial and operational risks and opportunities.
GENE C. WULF, 59	Director Since 2006

Mr. Wulf is Senior Vice President and Chief Financial Officer of the Company. He has been Senior Vice President since 2005 and Chief Financial Officer since 2002. He previously was Vice President, Treasurer and Chief Financial Officer from 2002 to 2005, Vice President and Controller from 1998 to 2002, and Vice President and Assistant Controller from 1997 to 1998. From 1975 to 1997, he held various financial positions within the Company. Mr. Wulf is also a director of A.O. Smith Corporation (NYSE: AOS). With 35 years of experience at Bemis, Mr. Wulf brings a wealth of packaging industry knowledge and financial expertise to the Board. His extensive knowledge of our budgeting and financial reporting systems, in addition to his leadership experience in operations and acquisition activities, give him an in-depth understanding of our business and offer a valuable resource to the Board.
Directors Whose Terms Expire in 2011
EDWARD N. PERRY, 63	Director Since 1992

Mr. Perry has been engaged in the private practice of law in the Boston, Massachusetts area since 1982 and since 2008 has been Of Counsel to the law firm of Hirsch Roberts Weinstein LLP. He was a partner at Perkins, Smith & Cohen, LLP from 1990 to 2003 and was Of Counsel to Perkins, Smith & Cohen, LLP from 2004 to 2005, and to Sullivan, Weinstein & McQuay, PC from 2006 to 2008. With more than 17 years of continuous service on our Board, Mr. Perry is one our two longest-serving directors and has a thorough knowledge and understanding of our company and our industry. Mr. Perry's background as an attorney makes him well prepared to provide perspective on the legal affairs of our company, and his expertise in employment and labor law offers an important perspective on human resources matters. His background also assists in the evaluation of financial policies and controls as well as legal and regulatory risks and opportunities.

WILLIAM J. SCHOLLE, 63	Director Since 2001

Mr. Scholle is Chairman and Chief Executive Officer of Scholle Corporation, a private, global company, headquartered in Irvine, California, engaged in bag-in-box valve and packaging, metallized plastics and paper, flexible shipping containers, marine salvage devices, and battery electrolyte. Mr. Scholle has held this position since 1997. As an executive, owner, and operator of a private, global packaging company serving a variety of customers including the beverage industry, Mr. Scholle brings to the board a comprehensive understanding of the challenges and opportunities of the plastics industry. His experience financing his company's global growth and evaluating the financial impact of our industry's risks and opportunities on his own company provide him with valuable insight into our financial affairs.
TIMOTHY M. MANGANELLO, 60	Director Since 2004

Mr. Manganello is Chairman of the Board and Chief Executive Officer, and a director, of BorgWarner Inc. (NYSE: BWA), a leader in highly engineered components and systems for vehicle powertrain applications worldwide. He has been Chairman and Chief Executive Officer since 2003. He was also President and Chief Operating Officer from 2002 until 2003. He served as Executive Vice President from 2001 until 2002 and President and General Manager of BorgWarner Torq Transfer Systems from 1999 to 2002. He is also Chairman of the Federal Reserve Bank of Chicago—Detroit Branch. Mr. Manganello offers the Board valuable experience in international acquisition integration, operations management, labor relations, engineering-based research and development, long-term strategic planning, capital markets financing, and financial performance measurement.
PHILIP G. WEAVER, 57	Director Since 2005

Mr. Weaver is presently a consultant to industry. Until his retirement on December 31, 2009, Mr. Weaver was Vice President and Chief Financial Officer of Cooper Tire & Rubber Company (NYSE: CTB), a global company specializing in the design, manufacture, and sales of passenger car, light truck, medium truck, motorcycle, and racing tires. He had been Vice President and Chief Financial Officer since 1998. He previously served as the Vice President of the tire division from 1994 to 1998 and served as Controller of the tire division from 1990 to 1994. Mr. Weaver's expertise in accounting and finance, and his experience as a chief financial officer of a pubic company, provide him with a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing, and auditing. In addition to his extensive experience with acquisitions and international operations, his finance background makes him well qualified to be the Chair of our Audit Committee.

HENRY J. THEISEN, 56	Director Since 2006

Mr. Theisen is our President and Chief Executive Officer. He has been President of Bemis since 2007 and was elected Chief Executive Officer in 2008. He previously was Executive Vice President and Chief Operating Officer from 2003 to 2007 and Vice President of Operations from 2002 to 2003. From 1975 to 2002 he held various research and development, marketing, and management positions within the Company. Mr. Theisen is also a Director of Andersen Corporation, a private company. As a 35 year veteran of Bemis Company, Mr. Theisen brings extensive product development expertise and industry knowledge to the Board. His expertise extends from engineering, research, and product development to managing key customer relationships and developing marketing and sales strategies. He has an intimate understanding of our product designs and manufacturing methods and draws on that knowledge to evaluate the financial performance of the company.

 CORPORATE GOVERNANCE

Corporate Governance Documents

        You can electronically access all of our committee charters, our standards of business conduct, and our Principles of Corporate Governance at our website at www.bemis.com under the Company Overview section or by writing to us at Bemis Company, Inc., Attention Company Secretary at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669. Hard copies will be provided to any shareholder or any interested party upon request. We have adopted a Financial Team Code of Ethics that is listed as an exhibit to our Annual Report on Form 10-K. We intend to promptly post on our website any amendments to, or waivers from, the Financial Team Code of Ethics or Bemis Ethics Guide following the date of such amendment or waiver.

Director Independence

        The Board has determined that all Directors and Director-nominees, with the exception of Messrs. Curler, Theisen, and Wulf, are "independent" as that term is defined in the applicable listing standards of the New York Stock Exchange ("NYSE"). The Board has affirmatively determined that each of the following non-employee Directors, who collectively constitute a majority of the Board and all of the members of the Audit Compensation, and Nominating and Corporate Governance Committees of the Board, is independent:

  •
  William J. Bolton

  •
  David S. Haffner

  •
  Barbara L. Johnson

  •
  Timothy M. Manganello

  •
  Roger D. O'Shaughnessy

  •
  Paul S. Peercy

  •
  Edward N. Perry

  •
  William J. Scholle

  •
  Holly A. Van Deursen

  •
  Philip G. Weaver

        In accordance with the NYSE director independence rule, the Board looked at the totality of the circumstances to determine a Director's independence. To be independent a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management. The Board considered information provided by the Directors and Director-nominees and concluded none of the independent Directors or independent Director-nominees have any relationships with Bemis, except Mr. Scholle who has an immaterial relationship with Bemis. Mr. Scholle is President and Chief Executive Officer of Scholle Corporation. We have purchased, at market competitive prices, metallized film and metallized services from a subsidiary of Scholle Corporation. The Board has determined that under the totality of circumstances, Mr. Scholle remains independent from management and is able to discharge the duties of an independent Director. Total sales to Bemis by the Scholle Corporation and its subsidiaries comprise less than two percent of Scholle Corporation's consolidated gross revenues. None of the other non-employee Directors has a relationship described in Rule 303A.02 of the NYSE Rules or any other relationship that requires Board consideration in making its determination.

The Board of Directors

        All members then comprising the Board of Directors attended the Annual Meeting of Shareholders in 2009, with the exception of David Haffner. Mr. Haffner could not attend due to a direct conflict with the Annual Meeting of Leggett & Platt, Inc. Mr. Haffner is a Director of Leggett and Platt, as well as its President and Chief Executive Officer. The Board does not have a formal written policy requiring members to attend the Meeting of Shareholders, although all members have traditionally attended. The Board of Directors held four meetings and four conference calls during the year ended December 31, 2009. All Directors attended at least 75 percent of the aggregate of the total number of Board meetings and meetings of Committees on which they served.

Committees of the Board

        The Board of Directors has an Executive and Finance Committee, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The table below shows current membership for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Barbara L. Johnson	William J. Bolton	William J. Bolton*
Paul S. Peercy	David S. Haffner*	David S. Haffner
Edward N. Perry	Timothy M. Manganello	Barbara L. Johnson
William J. Scholle	Roger D. O'Shaughnessy	Timothy M. Manganello
Holly A. Van Deursen		Roger D. O'Shaughnessy
Philip G. Weaver*		Paul S. Peercy
Edward N. Perry
William J. Scholle
Holly A. Van Deursen
Philip G. Weaver

*
Committee Chair

        Executive and Finance Committee.    The Executive and Finance Committee did not meet in 2009. It has such powers as are delegated to it by the full Board.

        Audit Committee.    The Audit Committee held four meetings and 10 conference calls in 2009. The Audit Committee's principal function is to assist the Board by performing the duties described in the Audit Committee Charter, which include:

  •
  oversight responsibility for the integrity and fair presentation of our financial reporting; and

  •
  responsibility for the selection, compensation, and oversight of our independent registered public accounting firm.

        The Board has determined that all members of the Audit Committee are financially literate and that Philip G. Weaver is a financial expert as defined by the Securities and Exchange Commission.

        Compensation Committee.    The Compensation Committee held three meetings and one conference call in 2009. The Compensation Committee has a Compensation Committee Charter, which requires the Compensation Committee to, among other things:

  •
  approve the compensation of the Executive Officers and Directors; and

  •
  review management's recommendations on Officer and key employee compensation and company-wide benefit plans.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee held four meetings in 2009. This Committee has a Nominating and Corporate Governance Committee Charter, which sets forth the Committee's duties, which include:

  •
  recommending nominees for election to the Board of Directors;

  •
  reviewing the performance of the highest ranking Officer and other senior Officers and recommends to the full Board a successor should the position of highest-ranking Officer become vacant;

  •
  reviewing with the Board, on an annual basis, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of our needs; and

  •
  reviewing all nominees for Director and recommending to the Board those nominees who have attributes it believes would be most beneficial to us. This assessment will include such issues as experience, integrity, competence, skills, and dedication in the context of the needs of the Board. The Board also considers diversity based on differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes.

        Our Principles of Corporate Governance also set forth certain requirements regarding Board size, Directors who experience job changes, Director terms, other board service, retirement, and independence matters, which the Committee takes into consideration when carrying out its duties.

Board Leadership Structure

        The Board does not have a policy on whether the positions of Chairman and Chief Executive Officer are to be held by the same person. The positions are currently held by two different individuals.

        The Executive Chairman of our Company is Jeffrey H. Curler, who was formerly our President and Chief Executive Officer. Mr. Curler was named Executive Chairman in 2008. He was President from 1996 to 2007 and Chief Executive Officer from 2000 to 2008.

        Henry J. Theisen is our President and Chief Executive Officer. He has been President of the Company since 2007 and Chief Executive Officer since 2008.

        In making the determination to appoint Mr. Curler to Chairman, the Board considered numerous factors, including Mr. Curler's significant operating experience and qualifications, his long history with the Company, his years of exercising business judgment in leading the Board, the size and complexity of our business, the significant business experience and tenure of our directors and the qualifications and role of our Lead Director. Based on these factors, the Board determined that it was in the best interests of the Company and its shareholders to appoint Mr. Curler as Chairman of the Company.

        The Board elected Mr. Theisen as President and Chief Executive Officer after carefully considering many factors, including his extensive experience with the Company as an officer and leader in many different areas such as research and development, marketing, and management. The Board also considered Mr. Theisen's leadership skills, operating experience, and his thorough knowledge of the industry,

        In accordance with the listing standards of the New York Stock Exchange, the Board has appointed the Chair of the Nominating and Corporate Governance Committee, William J. Bolton, as lead Director for independent Director meetings. Mr. Bolton presides over meetings of the independent directors. Responsibilities of the lead Director include providing independent leadership to the Board, acting as a liaison between the non-management directors and the Company, and ensuring that the Board operates independently of management. Mr. Bolton works closely with Mr. Curler to establish Board agendas and to ensure the smooth operation of the Board. Mr. Bolton is well qualified to serve as our lead Director. He has extensive experience in the food and retail industries, is independent, and has 10 years of continuous service on the Board, giving him considerable knowledge of our business. His long history with the Company, combined with his leadership skills and background in the food industry make him an effective lead Director.

Board's Role in Oversight of Risk Management

        Our Board of Directors takes an active role in oversight of our Company both as a full Board and through its Committees. Each of the Board Committees considers risk within its area of responsibility.

        We engage in an annual enterprise wide risk management (ERM) process. The ERM process consists of periodic risk assessments performed during the year. Identified risks are evaluated based on the potential exposure to the business, measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Annually, a report summarizing these assessments is compiled by our Director of Risk Management. The report is reviewed by the Director of Global Financial Compliance and approved by the Chief Financial Officer and Chief Executive Officer. The report is presented to the Audit Committee annually to ensure completeness, appropriate oversight, and review. Interim reports on specific risks are provided if requested by the Board or recommended by management.

Nominations for Directors

        The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Principles of Corporate Governance and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with the factors described in the Principles of Corporate Governance. Shareholders who wish to suggest qualified candidates to the Committee should write the Secretary of the Company at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, stating in detail the candidate's qualifications for consideration by the Committee.

        If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in our Bylaws. Under our Bylaws, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a Director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 90 days before the first anniversary of the previous year's annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, together with the written consent of such person to serve as a Director.

        In accordance with the listing standards of the New York Stock Exchange, William J. Bolton has served as the independent lead Director for independent Director meetings. Bemis' independent Directors meet at regularly scheduled executive sessions without management at which Mr. Bolton presides. Executive sessions without management are held at the beginning and conclusion of every Board meeting.

        Bemis hires Beal Associates, a search firm, to help identify and facilitate the screening and interview process of Director-nominees. In connection with the Nominating and Corporate Governance Committee's evaluation of a Director-nominee, the Nominating and Corporate Governance Committee:

  •
  believes that nominees must have experience as a Board member or senior Officer of a public or private company or have achieved national prominence in a relevant field or have possessed other relevant experience;

  •
  evaluates whether the nominee's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, international, technological, or other expertise;

  •
  engages the search firm to screen the candidates, do reference checks, prepare a biography for each candidate for the Committee to review, and help set up interviews;

  •
  interviews, along with the Chairman of the Board and our Chief Executive Officer, candidates that meet the criteria; and

  •
  selects nominees that best suit the Board's needs.

        In 2008, a subcommittee of the Board hired Beal Associates to identify and locate a new director. Beal Associates identified Holly A. Van Deursen as a potential director-nominee to the Board. Bemis paid Beal Associates a fee for performing these services in connection with the nomination of Ms. Van Deursen.

Communications with the Board

        The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to Bemis Company, Inc., c/o Secretary of the Company at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, Executive Officers, and persons who own more than 10 percent of our Common Stock file initial reports of ownership of our Common Stock and changes in such ownership with the Securities and Exchange Commission. To our knowledge, based solely on a review of copies of forms submitted to us during and with respect to 2009 and on written representations from our Directors and Executive Officers, all required reports were filed on a timely basis during 2009.

 TRANSACTIONS WITH RELATED PERSONS

        Our Board of Directors has approved a written policy whereby the Audit Committee must approve any transaction with a related person, as defined in Rule 404 of Regulation S-K ("Related Person Transaction") before commencement of such transaction; provided, however, that if the transaction is identified after it commences, it shall be brought to the Committee for ratification. The Related Person Transaction should be presented to the Audit Committee by an Executive Officer requesting that the Audit Committee consider the Related Person Transaction at its next meeting. The Executive Officer presenting the transaction must advise the Audit Committee of all material terms of the transaction.

        The Audit Committee has delegated authority to the Audit Committee Chairman to, upon request of an Executive Officer, approve Related Person Transactions if they arise between Committee meetings. The Chairman may take any action with respect to such Related Person Transaction that the Committee would be authorized to take, or, in his or her discretion, require that the matter be brought before the full Committee. Any action taken by the Chairman shall be reported to the Committee at its next regularly scheduled meeting.

Standards for Approval of Transactions

        The Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a Related Person Transaction:

  •
  whether the terms are fair to us;

  •
  whether the transaction is material to us;

  •
  the role the related person has played in arranging the Related Person Transaction;

  •
  the structure of the Related Person Transaction; and

  •
  the interests of all related persons in the Related Person Transaction.

        A Related Person Transaction will only be approved by the Committee if the Committee determines that the Related Person Transaction is beneficial to us and the terms of the Related Person Transaction are fair to us.

Approval Process

        The Committee may, in its sole discretion, approve or deny any Related Person Transaction. Approval of a Related Person Transaction may be conditioned upon us and the related person taking any or all of the following additional actions, or any other actions that the Committee deems appropriate:

  •
  requiring the related person to resign from, or change position within, an entity that is involved in the Related Person Transaction with us;

  •
  assuring that the related person will not be directly involved in negotiating the terms of the Related Person Transaction or in the ongoing relationship between us and the other persons or entities involved in the Related Person Transaction;

  •
  limiting the duration or magnitude of the Related Person Transaction;

  •
  requiring that information about the Related Person Transaction be documented and that reports reflecting the nature and amount of the Related Person Transaction be delivered to the Committee on a regular basis;

  •
  requiring that we have the right to terminate the Related Person Transaction by giving a specified period of advance notice; or

  •
  appointing a Company representative to monitor various aspects of the Related Person Transaction.

        In the case of any transaction for which ratification is sought, the Committee may require amendment or termination of the transaction, or implementation of any of the above actions, if the Committee does not ratify the transaction.

Transactions with Related Persons during Fiscal Year 2009

        Item 404 of Regulation S-K requires that we disclose any transactions between us and any related persons, as defined by Item 404, in which the amount involved exceeds $120,000 (the "404 Threshold Amount").

        During 2009, we and our subsidiaries purchased, at market competitive prices, approximately $9.5 million of polyester and polyester copolymer products from Pacur, Inc. Ronald Johnson, brother-in-law of Jeffrey H. Curler, is President of Pacur, Inc. Mr. Curler is Chairman of the Board of the Company and our Executive Chairman.

        During 2009, we and our subsidiaries purchased, at market competitive prices, approximately $869,000 of metallized film and metallizing services from Vacumet Corporation, a subsidiary of Scholle Corporation. Such sales comprised less than two percent of Scholle Corporation's consolidated gross revenues. William J. Scholle, a Director of the Company, is President and Chief Executive Officer of Scholle Corporation.

        At the request of the Audit Committee, consisting entirely of independent Directors, PricewaterhouseCoopers LLP conducted a review of the above transactions. Based on PricewaterhouseCoopers LLP's report, the Audit Committee determined that these transactions were at least as fair to us as if they had been consummated with non-related parties.

        Robert Krostue is the brother-in-law of Jeffrey H. Curler. Mr. Curler is Chairman of the Board of the Company and our Executive Chairman. Mr. Krostue is employed by Perfecseal, Inc., one of our subsidiaries, as Vice President of North American Operations. He was paid targeted total cash in 2009 of approximately $77,000 more than the 404 Threshold Amount. Mr. Krostue has been employed by us for more than 30 years.

        Tina Seashore is the daughter of Gene H. Seashore, Senior Vice President of Bemis. Ms. Seashore is employed as Bemis Director of Corporate Human Resources. She was paid targeted total cash in 2009 of approximately $5,000 more than the 404 Threshold Amount. Ms. Seashore has been employed by us for more than 10 years.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Introduction

        Our Compensation Committee (the "Committee") has been assigned and empowered by our Board of Directors to review, approve, and ensure the compensation programs for its Executive Officers are meeting the intended objectives. These programs are straightforward and driven by several key objectives. In addition, the Committee provides a recommendation to the Board of Directors as to the competitive pay package for its Directors. For the year 2009, there were eleven (11) employee Executive Officers and ten (10) non-employee Directors. The individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2009, as well as the other individuals included in the Summary Compensation Table, are referred to as the "Named Executive Officers." The components of the compensation and benefits provided to all Executive Officers, including the Named Executive Officers, are similar in design.

Executive Compensation Philosophy and Objectives

        The Committee's responsibility is to provide effective compensation plans that align the interests of shareholders and management. The Committee believes that the most effective compensation plans are those that reward achievement of specific annual and long-term strategic goals, without encouraging undue risk taking. These plans are reviewed on an annual basis by the Committee to ensure consistent goals and that the design will continue to add shareholder value in the current and forecasted business environments. The key elements within this philosophy are designed to:

  •
  attract and retain key talent;

  •
  motivate individuals to achieve our goals;

  •
  achieve results that add shareholder value; and

  •
  grow long-term earnings.

        Accordingly, the Committee has designed and approved compensation plans that include base salary, short-term annual performance-based cash incentives, and long-term incentives in the form of restricted share units, both performance and time-based, to align with this philosophy.

        The Committee believes that the simplicity of our executive compensation plans has been instrumental in providing shareholder return, even in the midst of the current global economic environment.

2009 Executive Compensation Elements

        We outline below the distribution of the principal key executive compensation elements for our Executive Officers as it relates to total compensation and describe each element and provide an explanation as to what behaviors it motivates and how it ties to the overall compensation philosophy. The exception to this is the Executive Chairman who no longer receives grants under the Long-Term Equity Compensation element and who in 2010 will no longer be eligible for short-term annual performance-based incentives.

Compensation Elements		Why We Pay

•	Base Salary	•	Attract, retain, and strategically align key talent

•	Annual Performance Based Cash Incentives (Non-Equity Incentive Compensation)	•	Motivate executives to achieve short-term key business priorities and objectives
		•	Hold executives accountable for performance against targets

		•	Motivate executives to achieve key long-term goals and objectives
		•	Hold executives accountable for performance against targets
•	Long-Term Equity Compensation	•	Focus executive decisions on long-term success/earnings that add shareholder value
		•	Provide executives with the ability to acquire equity ownership
		•	Attract and retain executives

•	Retirement Plans	•	Provide income security for retirement
		•	Retain executives

•	Other Benefits	•	Attract and retain executives
		•	Enhance executive productivity

Targeted Elements of Compensation

        In addition to the annual compensation elements, we have double-trigger "Change of Control" agreements with our Executive Officers that provide for the payment of compensation and benefits in the event of termination following a change of control (see Change of Control Table), that are not included in the elements of compensation displayed above.

Compensation Decisions

        The Committee makes all final decisions regarding Executive Officer compensation and material changes to benefit plans. The Committee considers the following factors when making compensation decisions:

  •
  job responsibilities and complexities;

  •
  performance in the role;

  •
  time in the specific position; and

  •
  merit increase percentages consistent with other salaried Bemis employees.

        The Committee uses an independent, outside compensation consultant to conduct an external market check as an input to the decision-making process. This market check is typically conducted every two to three years and is a thorough benchmarking process focused on the following three elements of compensation:

  •
  base salary;

  •
  short-term annual performance-based cash incentives (non-equity incentive compensation); and

  •
  long-term equity compensation.

        The most recent comprehensive market check was conducted in September 2006 by Towers Perrin. The Committee did not conduct a market check in 2008 or 2009 during a period in which there were limited changes in external market compensation. The Committee approved base pay changes that were, on average, consistent with all other Bemis employees as a group. The Committee plans on conducting a market check analysis in 2010.

        The Committee uses the market check data primarily to ensure that the executive compensation plans, as a whole, are competitive, meaning generally within the broad middle range of the market when we achieve the targeted performance levels.

        The Committee consulted with Towers Perrin in 2008 for 2009 changes in (1) the long-term incentive compensation elements for all Executive Officers, including the Named Executive Officers; and (2) total compensation for the Chief Executive Officer.

        To maintain Towers Perrin's independence, management has not utilized any of its compensation or other consulting services, except to calculate Total Shareholder Return (TSR) of a comparator group of companies as part of the long-term incentive compensation plan. In January, 2010, Towers Perrin merged with Watson Wyatt. Management used Watson Wyatt's consulting services on a limited basis in 2009 for 401(k) investment advice. Fees paid for these services in 2009 were less than $120,000 and not material.

        The Board conducts an annual performance evaluation of the Chief Executive Officer. The Committee then determines Chief Executive Officer compensation based upon the Board's annual performance evaluation, input from the Vice President Human Resources, and the market check analysis from Towers Perrin. In setting compensation for 2009 for all other Executive Officers, the Committee exercised its independent judgment, utilizing recommendations from the Chief Executive Officer, input from the Vice President Human Resources, and the market check analysis from Towers Perrin.

        We are confident that the design of our compensation components, especially the long-term component, has been integral in attracting and retaining the executive talent necessary to meet our objectives. Additional comments regarding the three components of compensation are highlighted below.

Base Salary

        The base salary is a guaranteed component of Executive Officer annual cash compensation that attracts and retains our Executive Officers.

Short-Term Annual Performance—Based Cash Incentives—(Non-Equity Incentive Compensation)

        The Bemis Executive Officer Performance Plan (BEOPP) was re-approved by the shareholders in May 2009. The purpose of the BEOPP is to provide incentives to our Executive Officers to produce a superior shareholder return. Amounts paid under the terms of the BEOPP are intended to qualify as performance-based compensation, within the meaning of Section 162(m) of the Internal Revenue Code.

        This component of pay for all Executive Officers, including the Named Executive Officers, has no discretion for individual performance and no formula discretion by the Committee. The Plan payout is based entirely on earnings per share (EPS) growth year-over-year and sales performance (increasing sales greater than eight percent year-over-year provides an additional 10 percent award of the final EPS payouts). The amount of target bonus for each Executive Officer, including the Named Executive Officers, has been set as a percentage of base pay and is typically adjusted only with a job change and/or when recommended by outside consultants in order to remain competitive with comparator company pay practices. Any such change requires the approval of the Committee.

        Administered by the Committee, the BEOPP sets target award levels based on a percent of each Executive Officer's annual base compensation, including the Named Executive Officers. Each Executive Officer's, including those of the Named Executive Officers, target percentage is established by the Committee based on the benchmarking data and other factors previously discussed. That percent of annual base compensation then becomes the normal award. The attainment of predetermined adjusted EPS growth dictates the percent of payment of the normal award. Adjusted EPS is based on the reported EPS, adjusted for items determined by the Committee to be unusual and/or non-recurring. In 2009 the Committee made adjustments based primarily on the pending acquisition of the Food Americas business of Alcan Packaging. The Committee determined that for 2009, the EPS target was 106 percent of the previous year's EPS. If this target was achieved, each Executive Officer including the Named Executive Officers, would receive 100 percent of the normal award. If the EPS is less than 90 percent of the previous year's EPS, no award is paid. At 114 percent EPS achievement, the Plan would pay two-times the normal award. The BEOPP Funding Scale below indicates the range of payouts:

BEOPP Funding Scale

        In 2009, we achieved adjusted EPS of 115.5 percent of the previous year's EPS, and therefore, the Named Executive Officers earned a bonus payout of 200 percent of their normal award.

        We did not increase sales in excess of eight percent and therefore the additional sales-related payment was not made. There is no individual component factor used in the calculation of the non-equity incentive compensation component. Each Executive Officer has the same final EPS payout percent applied to their respective fixed normal award.

Long-Term Incentive Compensation

        In May 2006, our shareholders approved the Bemis Company, Inc. 2007 Stock Incentive Plan (the "Plan"). This Plan provides for issuance of equity units to all Executive Officers and other key employees. The purpose of this Plan is to enable us to retain and motivate key employees by providing them the opportunity to acquire meaningful equity ownership in the Company. The Committee has selected restricted share units as the form of equity awards for Executive Officers and other key employees. In 2009, the Committee approved restricted share units for approximately 225 key employees for awards beginning in 2010. This Plan has proven to be a critical retention tool for all Executive Officers, as well as other key employees. All Executive Officers, including all Named Executive Officers, receive restricted share units each year from this Plan while other key employees receive awards historically on an every three-year basis, including 2010. By virtue of its years of experience with the Plan, the Committee has continued to support the issuance of restricted share units to participants, which aligns the interests of Executive Officers and key employees with those of our shareholders.

        Long-term incentive compensation is also expressed as a set percentage of base pay by the Committee for each of the Named Executive Officers. Similar to the performance-based cash incentives, this is a fixed formula and changes when approved by the Committee.

        For all Executive Officers prior to 2009, the Committee provided annual grants of restricted share units that vest after a five-year period, subject to accelerated vesting for retirement eligible participants. The Committee used a formula tied to base salary to set the number of restricted share units awarded annually. The Committee then considered recommendations from Towers Perrin and set the percent of base salary used for each Executive Officer's award. The Committee has set the formula as a percent of base salary, divided by a fixed share price to determine the number of restricted share units awarded. The stock price used to determine the number of performance-based restricted share units was the stock closing price on January 12, 2009 ($23.18), multiplied by a performance share value provided by Towers Perrin. The maximum payout for the performance-based restricted share units is two times the target.

        Restricted share-based units awarded in 2009 are equally split between time-based restricted share units (50%) and performance-based restricted share units (50%).

Long-Term Incentive Mix

        In 2009, the method of paying dividend equivalents for awards granted in 2010 and beyond was amended by the Compensation Committee. Dividend equivalents on restricted share units, with effective dates on or after January 1, 2010, will be distributed at the same time as the shares of Common Stock to which they relate.

Award Provisions—Time-Based Restricted Share Units

        The provisions for the time-based restricted share units (50%) remain unchanged in design, as described above.

Award Provisions—Performance-Based Restricted Share Units

        Performance-based restricted share units are earned on the basis of our Total Shareholder Return (TSR) relative to the TSR of our comparator group (the companies in the S&P 500 Materials, Industrials, Consumer Discretionary, and Consumer Staples sectors):

  •
  The comparator group includes 206 companies;

  •
  TSR reflects price appreciation and reinvestment of dividends;

  •
  Share price appreciation is measured as the difference between the beginning market price and the ending market price of our shares;

  •
  The beginning market price equals the average closing price on the 20 trading days immediately preceding the performance period

  •
  The ending market price equals the average closing price on the last 20 trading days of the performance period.

        Beginning in 2009, the vesting of the performance-based restricted share units granted are based on our change in TSR versus the change in TSR of the comparator group companies described above, during the three-year performance period.

        The performance-based restricted share units pay out in shares of our common stock in a range of 0 percent to 200 percent of the number of performance-based restricted share units awarded. The table set forth below shows how our growth in TSR against the comparator group companies correlates with the 0 percent to 200 percent range payouts.

Performance	Payout
Below 25th Percentile Rank	0%
25th Percentile Rank	50%
55th Percentile Rank	100%
75th Percentile Rank or Above	200%

        Performance-based restricted share units pay out linearly between each set of data points above the 25th percentile and below the 75th percentile. For example, if we perform at a 40th percentile rank, each Named Executive Officer would receive the number of shares equal to 62.5 percent of his or her award of performance-based restricted share units. As it is possible that there will be no payout under the performance-based restricted share units, these awards are completely "at-risk" compensation. Further, in order to pay out at the 100 percent target, we must outperform our comparator group at the 55th percentile.

Performance-Based Restricted Share Units
Payout Chart

Relative Performance to Comparator Group

Share Holding Requirements

        Each Executive Officer is required to hold, for a period of not less than three years from the date of share acquisition, one-half of the net number of shares issued, pursuant to our equity compensation plans. These restrictions expire after the three-year period or upon termination or retirement.

        We have not granted stock options since 2003 to any Executive Officer, including the Named Executive Officers.

Share Ownership Guidelines

        To emphasize the importance of linking Executive Officers, Directors, and shareholder interests, we have established guidelines that require all Executive Officers, including the Named Executive Officers, to hold or have a right to acquire, a minimum number of Bemis shares with a market value equal to five times the Executive Officer's annual base pay or in the case of a Director, two times the annual base retainer. Each Executive Officer or Director is expected to achieve the ownership target within five years from the date of election as an Executive Officer or Director. All Named Executive Officers and Directors already meet the guidelines or are on track to meet the guidelines within the specified time.

Discretionary Bonus

        In 2009, the Compensation Committee approved discretionary bonuses for all Executive Officers for the magnitude of the work involved with the acquisition of the Food Americas operations of Alcan Packaging. Executive Officers received a discretionary award equal to a percentage of their normal BEOPP award. Fifty percent of the amount was based on effort and was paid in November 2009. The remaining fifty percent was based on successful completion of the acquisition and was paid in March 2010.

Risk Assessment

        The Committee conducted a compensation risk management assessment in 2009 of company-wide incentive practices. As part of this assessment, Towers Perrin was engaged to conduct a study to assess several areas of potential risk. The Committee concluded that risk associated with compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Retirement and Other Employee Benefits

        We offer retirement plans that are intended to supplement the employee's personal savings and social security. All employees in the United States are eligible to participate in a retirement plan, profit sharing plan, savings plan, or a combination thereof.

        We offer core employee benefits coverage to:

  •
  provide our employees with a reasonable level of financial support in the event of illness or injury; and

  •
  enhance productivity and job satisfaction through programs that focus on work/life balance.

        Core benefits available are the same for all United States employees and Executive Officers, and include medical and dental, wellness, disability coverage, and life insurance. In addition, the Bemis 401(k) savings plans (BIIP & BIPSP) and our retirement plans provide a reasonable level of retirement income reflecting employees' careers with us. These plans are generally available to all United States employees, including Executive Officers. We also offer non-qualified supplemental retirement and savings plans, which provide certain additional retirement benefits, including benefits that cannot be provided through the qualified plans due to various Internal Revenue Service limits.

        The cost of employee benefits is partially borne by the employee, including each Executive Officer.

Perquisites

        We have discontinued all material perquisites to all Executive Officers, including Named Executive Officers, with the exception of some limited use of our company plane by the Executive Chairman and the Chief Executive Officer. Beginning in 2009, no Executive Officers receive any gross-up adjustments related to income tax.

Change of Control Agreements (Management Agreements)

        We have management agreements with all Executive Officers to ensure retention and action in the best interests of the shareholders in the event of a change of control. The agreements provide benefits upon a change of control event and subsequent termination. In 2008, new management agreements were approved for all incoming Executive Officers. These agreements provided for two years of payments, defined below, (versus the previous management agreements that provided for three years of payments for existing Executive Officers), and provide no additional restricted share unit awards. Effective January 1, 2009, the Compensation Committee eliminated the Internal Revenue Code §280G excise tax gross-up adjustments from payments due under new Management Agreements.

        The determination of the amount of payment(s) and benefits in the event of a change in control for either agreement is described in footnotes 1 and 2 on page 38. The amounts are formula based and are paid only in the event of a change of control and where the Named Executive Officer is not retained in the position he/she had prior to the event (i.e., double-trigger).

        The information used for the management agreements was not used for total compensation determination or benchmarked by any compensation consultants. The management agreements, as approved by the Committee, stand on their own, and were not related to any overall compensation objectives at the time of implementation, other than Named Executive Officer acquisition and retention, and did not affect decisions regarding other compensation elements.

        Please see the "Management Agreements" section in this proxy.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code (the "Code") requires that we meet specific criteria, including shareholder approval of certain share and bonus plans, in order to deduct compensation over $1,000,000 paid to a Named Executive Officer for federal income tax purposes. We must submit for shareholder approval certain performance-based compensation plans every five years in order for payments under those plans to remain tax-deductible to us. Shareholder approval must also be obtained to preserve the deductibility following changes to certain key provisions of those performance-based plans, including increases in the maximum amount of compensation payable to any employee under the Plan. In 2009, our shareholders reapproved the Bemis Executive Officer Performance Plan. The Committee intends to make awards under these plans where appropriate to maximize deductibility to us. The Committee believes that our compensation programs, both annual and long-term, are in the Company's best interests and in the best interests of our shareholders. While the Committee will continue to employ compensation programs which provide tax savings for us, it is possible that components of certain executive compensation programs may not be tax-deductible to the Company.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

THE COMPENSATION COMMITTEE

David S. Haffner, Chair
Roger D. O'Shaughnessy
William J. Bolton
Timothy M. Manganello

 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

			(1)	(2)	(4)	(5)	(7)

Jeffrey H. Curler,	2009	875,000	218,750	0	1,750,000	-216,345	50,549	2,677,954
Executive	2008	1,150,000	N/A	1,063,631	547,738	429,366	43,873	3,234,608
Chairman & Chairman of the Board	2007	1,106,000	N/A	3,805,760	554,516	2,574,094	51,685	8,092,055

Henry J. Theisen,	2009	875,000	218,750	2,004,116	1,750,000	825,922	32,167	5,705,955
President &	2008	786,083	N/A	1,795,230	334,453	754,413	9,548	3,679,727
Chief Executive Officer(6)	2007	608,000	N/A	1,665,020	243,867	1,402,415	7,165	3,926,467

Gene C. Wulf,	2009	549,000	123,525	754,476	658,800	-15,076	10,364	2,081,089
Senior Vice	2008	529,000	N/A	876,160	151,176	73,200	8,222	1,637,758
President and Chief Financial Officer	2007	508,000	N/A	1,053,380	152,818	828,593	11,089	2,553,880

William F. Austen	2009	460,000	69,000	632,148	552,000	283,385	27,243	2,023,776
Vice President,	2008	442,000	N/A	739,260	126,313	227,758	23,542	1,558,873
Operations	2007	425,000	N/A	883,480	127,849	258,741	32,473	1,727,543

Scott B. Ullem	2009	450,000	67,500	618,426	540,000	0	24,634	1,700,560
Vice President, Finance

(1)
No discretionary bonuses were paid in 2007 or 2008. In 2009, the Compensation Committee approved discretionary bonuses for all Executive Officers for the effort and success attributed to the Alcan Packaging Food Americas acquisition work. Executive Officers received a discretionary award based on a percentage of their normal BEOPP award, with 50% paid in November 2009 and 50% paid upon successful completion of the acquisition, which occurred in March 2010. The amount reported reflects the bonus paid in November 2009 only.

(2)
Reflects the grant date fair value of stock awards granted in each fiscal year, calculated in accordance with FASB ASC Topic 718. For stock awards granted in 2007 and 2008, this includes the number of units awarded multiplied by the grant date closing price of a share of Company stock for the time-based awards that were granted. For the year 2009, both time-based and performance-based awards were granted. Time-based awards have a five year vesting period and performance-based awards have a three year vesting period. Time-based awards are valued at the number of units awarded multiplied by the grant date closing price of a share of Company stock. Performance-based awards are valued at the number of shares expected to vest based on the probable outcome pursuant to FASB ASC Topic 718, multiplied by the grant date closing price of a share of Company stock. Assuming that the performance-based awards vest at the maximum performance level, the value of the award at the grant date was: Mr. Theisen—$1,722,459; Mr. Wulf—$648,437; Mr. Austen—$543,293; and Mr. Ullem—$531,517.

(3)
Options have not been awarded since 2003 and all option awards vested prior to 2007.

(4)
The amounts in this column reflect cash awards paid to the named individuals under the BEOPP, which is discussed in further detail in the Compensation Discussion and Analysis.

(5)
The amounts in this column reflect the actuarial increase in the present value of the Named Executive Officers' benefits under all established pension plans. Interest rate and mortality rate assumptions used are consistent with those shown in our financial statements. See Pension Benefits for more detailed information.

(6)
In 2007, and for one month in 2008, Mr. Theisen's role was President and Chief Operating Officer. In February 2008, Mr. Theisen was promoted to President and Chief Executive Officer.

(7)
The amounts in this column include:

Name	Year	401k Match BIIP ($)	Profit Sharing Contribution BIPSP ($)	Life Insurance ($)	Perquisites ($)	TOTAL ($)

		(a)	(b)		(c)

Jeffrey H. Curler	2009	6,125		4,257	40,167	50,549

Henry J. Theisen	2009	6,125		4,257	21,785	32,167

Gene C. Wulf	2009	6,125		2,575	1,664	10,364

William F. Austen	2009	6,125	18,400	1,144	1,574	27,243

Scott B. Ullem	2009	2,297	18,400	480	3,857	24,634

  (a)
  The BIIP 401(k) is available to all eligible salaried and non-union hourly employees, including all Executive Officers. Participants contribute by making tax advantaged or pre-tax employee contributions that are then matched by the company in Bemis stock. The match is 50% of the first 2% of employee contributions and then a 25% match on any contributions above 2% up to an 8% maximum match. To qualify for participation, the employee must meet all eligibility requirements and regularly contribute to the Plan at a minimum of 3% of covered pay for the entire year.

  (b)
  The BIPSP profit sharing plan is available to all eligible salaried and non-union hourly employees who are not grandfathered in the Bemis Defined Benefit Retirement Plans. The amounts reflected represent contributions made in 2010 for 2009 performances.

  (c)
  Perquisites consist of the following amounts:

Name	Year	Miscellaneous Auto/Gas Reimbursement ($)	Use of Company Airplane ($)	Spousal Travel & Related Travel Expenses ($)	TOTAL ($)

			(i)

Jeffrey H. Curler	2009	1,783	37,355	1,029	40,167

Henry J. Theisen	2009	1,541	20,244	0	21,785

    (i)
    We have a board approved policy for personal use of our airplane.

 GRANTS OF PLAN BASED AWARDS IN 2009

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

								All Other Stock Awards:# of Shares of Stock Units
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)		Grant Date Fair Market Value ($)

			(1)			(2)			(3)

Jeffrey H. Curler
		218,750	875,000	1,837,500

	01/13/09							44,336	1,027,708
Henry J. Theisen	01/13/09				18,577	37,154	74,308		976,407
		218,750	875,000	1,837,500

	01/13/09							16,691	386,897
Gene C. Wulf	01/13/09				6,994	13,987	27,974		367,578
		82,350	329,400	691,740

	01/13/09							13,985	324,172
William F. Austen	01/13/09				5,860	11,719	23,438		307,975
		69,000	276,000	579,600

	01/13/09							13,681	317,126
Scott B. Ullem	01/13/09				5,733	11,465	22,930		301,300
		67,500	270,000	567,000

(1)
The Bemis Executive Officer Performance Plan (BEOPP) is an annual non-equity cash incentive program. The BEOPP provides guidelines for the calculation of annual non-equity incentive based compensation, subject to the Compensation Committee's oversight and approval. The short-term, non equity incentive plan's measurement for payout is the increase in adjusted earnings per share over the previous year. Each Named Executive has a target award opportunity (normal award) that is assigned as a percentage of annual base pay. These annual award targets range from 60% of annual base pay to 100% of annual base pay for our Named Executive Officers (as determined by the Compensation Committee). This annual payout is determined by comparing adjusted EPS performance to a performance scale (see performance scale in Compensation Discussion and Analysis), wherein less than 90% adjusted EPS performance year-over-year yields no payout. In addition, if overall Company sales increase greater than 10% from the previous year, an additional 10% award is given.

(2)
The Restricted Stock Award Plan provides for issuance of equity units to all Executive Officers and other key employees, including the Named Executive Officers. For all Executive Officers, beginning in 2009, the Committee provided both time and performance-based annual grants. Time-based restricted share units vest after a five-year period, subject to accelerated vesting for retirement eligible participants, and performance-based restricted share units vest after a three-year period. The Committee uses a formula tied to base salary to set the number of restricted share units awarded annually. The Committee considers recommendations from Towers Perrin and sets the percent of base salary used for each Executive Officer's award. The stock price used to determine the number of time-based units was a three-year average Bemis stock price, adjusted by a forfeiture based discount rate, provided by Towers Perrin. The stock price used to determine the number of performance-based restricted share units was the stock closing price on 1/12/2009 ($23.18), multiplied by a performance share value provided by Towers Perrin. The maximum payout for the performance-based restricted share units is two times the target.

(3)
Grant date fair value for the time-based restricted share units is the number of units, multiplied by the closing market price on the grant date, which was $23.18. Grant date fair value for the performance-based restricted share units is the number of shares expected to vest based on the probable outcome pursuant to FASB ASC Topic 718, multiplied by the grant date closing price of a share of Company stock.

 OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

	Option Awards				Stock Awards

				(1)	(2)		(3)	(4)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jeffrey H. Curler	200,000	0	18.8125	05/03/10
	122,146	0	16.7813	01/01/11
	53,872	0	24.5900	01/01/12
	82,282	0	24.8150	01/01/13
					(5)	26,000	770,900
					(6)	44,800	1,328,320
					(7)	23,308	691,082

Henry J. Theisen	22,358	0	24.5900	01/01/12
	31,608	0	24.8150	01/01/13
					(5)	9,600	284,640
					(6)	19,600	581,140
					(8)	39,752	1,178,647
					(9)	35,549	1,054,028
								37,154	1,101,616

Gene C. Wulf	21,414	0	16.7813	01/01/11
	14,176	0	24.5900	01/01/12
	24,082	0	24.8150	01/01/13
					(5)	7,400	219,410
					(6)	12,400	367,660
					(7)	19,200	569,280
					(9)	13,353	395,916
								13,987	414,715

William F. Austen					(5)	29,000	859,850
					(6)	26,000	770,900
					(6)	27,000	800,550
					(9)	13,985	414,655
								11,719	347,468

Scott B. Ullem					(8)	25,000	741,250
					(9)	13,681	405,642
								11,465	339,937

(1)
All options expire 10 years from date of issuance.

(2)
The restricted stock award plan provides for issuance of equity units to all Executive Officers and other key employees, including the Named Executive Officers. For all Executive Officers, the Committee provides annual grants of restricted share units that vest after a five-year period, subject to accelerated vesting for retirement eligible participants. The Committee uses a formula tied to base salary to set the number of restricted shares awarded annually. The Committee considers recommendations from Towers Perrin and sets the percent of base salary used for each Executive Officer's award. The Committee has set the formula as a percent of base salary, divided by a fixed share price to determine the number of restricted units awarded. The fixed share price is used for a three year time period. This fixed share price is equal to an average month-end closing price for the year, adjusted for a forfeiture-based discount provided by Towers Perrin that is used for a three year time period. This formula, based on a fixed average 2006 adjusted share price, was used for the 2007, 2008 and 2009 restricted stock grants. In 2009, there was a change in the equity units awarded to Executive Officers. For the first time, Executive Officers received 50% of their restricted units in the form of time-based awards, and 50% in the form of performance-based awards. The time-based awards have a five year vesting period and will vest on 12/31/2013 and the performance-based awards have a three year vesting period and will vest on 12/31/2011 based on our TSR growth relative to our peer group. Only the time-based awards are subject to the accelerated vesting for retirement eligible participants. All Executive Officers receive dividend equivalent payments on the number of outstanding restricted share units for awards made prior to January 2010. Dividends on awards granted in or after 2010 are accrued and paid out when the restricted share units are paid out.

(3)
Market value of shares or units is determined by multiplying the number of units by the 12/31/2009 Bemis closing stock price ($29.65).

(4)
Number of performance based restricted share units awarded on 1/1/2009 that have not vested. The units will vest on 12/31/2011 based on our TSR growth relative to our comparator group, but are not subject to accelerated vesting for retirement eligible participants.

(5)
Number of restricted share units awarded on 1/1/2006 that have not vested. The units will vest on 12/31/2010, subject to the accelerated vesting for retirement eligible participants.

(6)
Number of restricted share units awarded on 1/1/2007 that have not vested. The units will vest on 12/31/2011, subject to the accelerated vesting for retirement eligible participants.

(7)
Number of restricted share units awarded on 1/1/2008 that have not vested. The units will vest on 12/31/2012, subject to the accelerated vesting for retirement eligible participants.

(8)
Number of restricted share units awarded on 1/1/2008 and 2/8/2008 that have not vested. The units will vest on 12/31/2012, subject to the accelerated vesting for retirement eligible participants.

(9)
Number of time-based restricted share units awarded on 1/1/2009 that have not vested. The units will vest on 12/31/2013, subject to the accelerated vesting for retirement eligible participants.

 OPTION EXERCISE AND STOCK VESTED IN 2009

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

	(1)		(2)

Jeffrey H. Curler	61,126	725,107	106,000	(3) 2,610,780
			80,769	(4) 2,394,801

Henry J. Theisen	0		42,000	(3) 1,034,460
			50,538	(4) 1,498,452

Gene C. Wulf	12,500	158,156	32,000	(3) 788,160
			30,338	(4) 899,522

William F. Austen	0		0

Scott B. Ullem	0		0

(1)
Represents options exercised in 2009 and the total value realized is determined by calculating the difference in value between the stock price on the date of grant and the stock price on the date of exercise.

(2)
For all retirement eligible Executive Officers (including Named Executive Officers Curler, Theisen, and Wulf), restricted share units vest at the rate of 1/60th per month until age 60, when all units are vested. The figures represent the number of shares that vested in 2009 for each Named Executive Officer.

(3)
Restricted share units vested and distributed in 2009, based on the fair market value at distribution of $24.63.

(4)
Restricted share units vested but not yet distributed (distribution will occur upon retirement in accordance with Internal Revenue Code § 409(a) or upon end-of-grant term, whichever occurs first) to the Named Executive Officer. Dollar amount represents the year-end stock closing price ($29.65) multiplied by the number of units vested.

2009 NON-QUALIFIED DEFERRED COMPENSATION

Officers	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Jeffrey H. Curler	0	0	0	0	0

Henry J. Theisen	0	0	0	0	0

Gene C. Wulf	0	0	0	0	0

William F. Austen	0	0	860	26,133	26,993

Scott B. Ullem	0	0	0	0	0

        Deferred compensation shown above was provided under the terms of the Bemis Long-Term Deferred Compensation Plan. The plan allows deferral of short-term cash incentives. Earnings shown were credited at a rate equal to the prime rate as of the beginning of the year, compounded on a quarterly basis.

 2009 PENSION BENEFITS

        The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under each of the Retirement Plans and Supplemental Retirement Plans, determined using interest rate and mortality rate assumptions described below.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

	(1)(2)		(3)

Jeffrey H. Curler	Bemis Retirement Plan (BRP)	36.58	1,984,595	—
	Bemis Supplemental Retirement Plan (Supplemental Plan)	36.58	8,299,950	—
	Bemis Supplemental Retirement Plan for Senior Officers	36.58	3,027,040	—

	Total		13,311,585	—

Henry J. Theisen	Bemis Retirement Plan (BRP)	33.96	1,306,424	—
	Bemis Supplemental Retirement Plan (Supplemental Plan)	33.96	3,705,130	—
	Bemis Supplemental Retirement Plan for Senior Officers	33.96	2,682,689	—

	Total		7,694,243	—

Gene C. Wulf	Bemis Retirement Plan (BRP)	34.33	1,430,877	—
	Bemis Supplemental Retirement Plan (Supplemental Plan)	34.33	2,599,415	—
	Bemis Supplemental Retirement Plan for Senior Officers	34.33	1,296,646	—

	Total		5,326,938	—

William F. Austen	Bemis Retirement Plan (BRP)	5.80	102,611	—
	Bemis Supplemental Retirement Plan (Supplemental Plan)	5.80	221,862	—
	Bemis Supplemental Retirement Plan for Senior Officers	9.80	1,030,779	—

	Total		1,355,252	—

Scott B. Ullem(4)	Bemis Retirement Plan (BRP)		0	—
	Bemis Supplemental Retirement Plan (Supplemental Plan)		0	—
	Bemis Supplemental Retirement Plan for Senior Officers		0	—

	Total		0	—

Key Assumptions	12/31/2009	12/31/2008
Discount Rate	5.75%	6.00%
Expected Retirement Age	Earliest unreduced age	Earliest unreduced age
Pre-Retirement Decrements	None	None
Post-Retirement Mortality	RP 2000 Projected from 2000 to 2009	RP 2000 Projected from 2000 to 2008
Form of Payment
BRP	Single Life Annuity	Single Life Annuity
Supplemental	Lump Sum	Lump Sum
SERP	Lump Sum	Lump Sum
Lump Sum Assumptions
Interest	5.00%	5.00%
Mortality	IRS 2009 Applicable Mortality Table	IRS 2008 Applicable Mortality Table
(1)
Bemis Retirement Plan (BRP) and Bemis Supplemental Retirement Plan (Supplemental Plan)—Both the BRP and the Supplemental Plan are non-contributory defined benefit plans with an offset for Social Security, which provides benefits determined primarily by final average salary and years of service. Final average salary is determined by using the highest five consecutive years of earnings out of the last fifteen. Eligible earnings include regular annual base compensation plus any annual non-equity cash incentive earned. The benefit formula is 50% of the final average salary, less 50% of the estimated Social Security benefit. Benefits are generally accrued over a 30-year period. The Supplemental Plan is a non-qualified defined benefit "excess" plan that provides an additional benefit which would have been provided under the BRP but for the limitations imposed by IRC Section 415 (maximum benefits) and IRC Section 401(a)(17) (maximum compensation). The provisions of the Supplemental Plan generally mirror the BRP, except the Supplemental Plan provides for a present value lump sum payment option, while the BRP does not. Named Executive Officers Theisen, Curler, and Wulf meet the eligibility requirements for early retirement as of December 31, 2009. Early retirement eligibility is age 55 with 10 years of service. The early retirement benefit equals the normal retirement benefit, reduced by 2% each year from age 65 to age 62, then reduced 4% each year to age 55. In addition, a Social Security supplement is payable from early retirement until age 65.

(2)
Similar to the BRP and Supplemental Plans, the total benefits under the Bemis Supplemental Retirement Plan for Senior Officers is 50% of final average earnings, less 50% of the estimated Social Security benefit, then offset by the BRP and Supplemental Plan benefit amounts. However, unlike the BRP and the Supplemental Plan, benefits under the Bemis Supplemental Retirement Plan for Senior Officers accrue over a 20-year period. In addition, final average earnings are calculated using the highest five years during the last 15, whether or not they are consecutive. The Named Executive Officers that meet the eligibility requirements for early retirement as of December 31, 2009 are Curler, Theisen and Wulf. Benefits under the Bemis Supplemental Retirement Plan for Senior Officers vest upon attainment of age 50 with 20 years of service, or when combined age and service totals 75 or more. The early retirement eligibility is the same as the vesting eligibility noted above, except that the Senior Officer cannot commence payment prior to age 55. The Bemis Supplemental Retirement Plan for Senior officers has no early retirement reductions and a present value lump sum form of payment is offered.

(3)
All assumptions used to calculate the present value of accumulated benefits under the BRP, Supplemental Plan and Bemis Supplemental Retirement Plan for Senior Officers, are the same as those used in our financial statements as of December 31, 2009, except for the assumed retirement age. The assumed retirement age has been changed to reflect the earliest unreduced age under the Bemis Supplemental Retirement Plan for Senior officers. Lump sums under the Supplemental and Bemis Supplemental Retirement Plan for Senior Officers were calculated assuming a 5% lump sum interest rate and the IRS 2009 Applicable Mortality Table.

(4)
Any employee hired after January 1, 2006, including Mr. Ullem, is not eligible to participate in any of the Bemis Defined Benefit Plans.

 2009 DIRECTOR COMPENSATION

        Director compensation is approved by the Board of Directors, after the Compensation Committee recommends appropriate annual pay levels. The Committee determines appropriate pay levels using the expertise and data supplied by Towers Perrin. The components of Director pay include cash or stock in lieu of cash, restricted share units and an additional cash payment for Directors who serve as Chairs on the various Committees. For 2009, the Board approved annual board compensation of $75,000 and annual restricted share units valued at $50,000. In addition, the Committee chairs receive a payment of cash or stock in lieu of cash in the amount of $15,000. The fees earned or paid in cash column represent earnings for 2009 paid in 2010. There are no gross-up benefits provided to Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Award 2009 ($)	All Other Compensation ($)	Total ($)

		(1)	(2)

William J. Bolton	90,000	50,000	1,029	141,029

David S. Haffner	90,000	50,000	1,561	141,561

Barbara L. Johnson	75,000	50,000	0	125,000

Timothy M. Manganello (3)	75,000	50,000	2,700	127,700

Roger D. O'Shaughnessy (3)	75,000	50,000	1,029	126,029

Paul S. Peercy (4)	75,000	50,000	0	125,000

Edward N. Perry	75,000	50,000	1,029	126,029

William J. Scholle	75,000	50,000	0	125,000

Holly A. Van Deursen	75,000	50,000	0	125,000

Philip G. Weaver (3)	90,000	50,000	1,029	141,029

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (1,974 shares multiplied by the stock closing price on 5/6/2009 or $25.33=$50,000). All restricted share units have a three-year vesting period.

(2)
Represents compensation received for spousal travel and related expenses to a 2009 Board Meeting.

(3)
Directors Manganello, O'Shaughnessy and Weaver elected to receive their annual retainer and Chair fees, if any, in the form of Bemis shares in lieu of cash.

(4)
Director Peercy elected to receive his annual retainer in the form of 50% Bemis shares and 50% in cash.

Aggregate number of vested options and restricted share units outstanding for Directors at the end of 2009:

Director Name	Aggregate Number of Vested Options Outstanding (#)	Aggregate # of Restricted Share Units Outstanding (#)

William J. Bolton	0	963

David S. Haffner	0	963

Barbara L. Johnson	10,000	963

Timothy M. Manganello	0	963

Roger D. O'Shaughnessy	0	963

Paul S. Peercy	0	963

Edward N. Perry	0	963

William J. Scholle	5,400	963

Holly A. Van Deursen	0	0

Philip G. Weaver	0	963

 POTENTIAL PAYMENTS UPON TERMINATION, INCLUDING FOLLOWING CHANGE OF CONTROL FOR 2009

        The following table describes the potential payments and benefits under the company's compensation and benefit plans and arrangements to which the Executive Officers would be entitled to upon termination of employment, including following a change of control. Except for certain terminations following a change of control of the company as described below(1)(2), and involuntary termination as shown below, there are no other agreements, arrangements or plans that entitle Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating Executive Officer (other than following a change of control) would be at the discretion of the Compensation Committee. In the case of an involuntary termination, a severance award would be payable based on grade level and service, with the maximum award typically equal to one-year of base pay.

        Potential Payments Upon Termination of Employment, Including Following a Change of Control

Named Executive	Event	Cash Severance Payment (salary, bonus, etc.) ($)	Incremental Pension Benefit (present value) ($)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Excise Tax Gross-Up Adjustment ($)

			(3)		(4)

Jeffrey H. Curler	Death				2,790,302
	Disability				2,790,302
	Voluntary termination
	Voluntary retirement
	Involuntary termination	875,000
	Involuntary termination for cause
	(1) Involuntary or constructive termination after change of control	8,662,500		75,000	2,790,302	0

Henry J. Theisen	Death				4,200,071
	Disability				4,200,071
	Voluntary termination
	Voluntary retirement
	Involuntary termination	875,000
	Involuntary termination for cause
	(1) Involuntary or constructive termination after change of control	11,078,679		75,000	4,200,071	5,595,756

Gene C. Wulf	Death				1,966,981
	Disability				1,966,981
	Voluntary termination
	Voluntary retirement
	Involuntary termination	549,000
	Involuntary termination for cause
	(1) Involuntary or constructive termination after change of control	5,027,103		75,000	1,966,981	2,207,109

Named Executive	Event	Cash Severance Payment (salary, bonus, etc.) ($)	Incremental Pension Benefit (present value) ($)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Excise Tax Gross-Up Adjustment ($)

			(3)		(4)

William F. Austen	Death				3,193,424
	Disability				3,193,424
	Voluntary termination
	Voluntary retirement
	Involuntary termination	88,462
	Involuntary termination for cause
	(1) Involuntary or constructive termination after change of control	4,212,124		75,000	3,193,424	2,205,447

Scott B. Ullem	Death				1,486,829
	Disability				1,486,829
	Voluntary termination
	Voluntary retirement
	Involuntary termination	17,308
	Involuntary termination for cause
	(2) Involuntary or constructive termination after change of control	2,250,000		50,000	1,486,829	1,319,871

(1)
Involuntary or constructive termination after change of control: provides salary, bonus, non vested equity units outstanding, equity units granted in 2009, and an excise tax gross-up adjustment. The cash column represents three (3) times the annual base salary and three (3) times the highest bonus paid, a cash payment equal to the value of the 2009 restricted share units made to the Named Executive officers and three (3) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $75,000 in estimated health, welfare and life insurance cost for a three (3) year period.

(2)
Involuntary or constructive termination after change of control: provides salary, bonus, non vested equity units outstanding and an excise tax gross-up adjustment. The cash column represents two (2) times the annual base salary and two (2) times the highest bonus paid and two (2) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $50,000 in estimated health, welfare and life insurance cost for a two (2) year period.

(3)
Vested pension benefits, if any, for the Named Executive Officers are not listed in this table because they are already provided under Pension Benefits.

(4)
The acceleration and Continuation of Equity Awards column for an involuntary or constructive termination after change of control includes the value of all currently non-vested equity units outstanding from the Outstanding Equity Awards Table.

 MANAGEMENT AGREEMENTS

        We have Management Agreements ("Agreements") with Mr. Theisen and the other Executive Officers that become effective only upon a change of control event. A change of control event is deemed to have occurred if any person acquires or becomes a beneficial owner, directly or indirectly, of our securities representing 20 percent or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of Directors, or 20 percent or more of the then outstanding shares of our Common Stock. If, in connection with a change of control event, an Executive Officer is terminated involuntarily or constructively involuntarily terminated, such Executive Officer will be entitled:

  (a)
  to immediately receive from us or our successor, a lump-sum cash payment in an amount equal to three times (or two times for Executive Officers elected in 2008 or later) the sum of (1) the executive's annual salary for the previous year, or, if higher, the executive's annual salary in effect immediately prior to the change of control event; (2) the executive's target bonus for the current year, or, if higher, the highest annual bonus received by the executive during the previous five years; and (3) the estimated value of fringe benefits and perquisites;

  (b)
  to immediately receive from us or our successor (for Executive Officers elected before 2009), a lump-sum cash payment in an amount equal to the executive's most recent annual grant of equity units multiplied by the value of a share of our common stock on the day immediately prior to the change of control event; and

  (c)
  for three years (or two years for Executive Officers elected in 2008 or later) after the "Involuntary Termination" or "Constructive Involuntary Termination", to participate in any health, disability, and life insurance plan or program in which the executive was entitled to participate immediately prior to the change of control event; but notwithstanding anything to the contrary above, the executive will not be entitled to benefits under subparagraphs (a), (b) or (c) above for any time following the executive's sixty-fifth (65th) birthday.

        For purposes of the Agreements, "Involuntary Termination" means a termination by us of the executive's employment that is not a termination for "Cause" and that is not on account of the death or disability of the executive.

        "Constructive Involuntary Termination" means any of the following events: (1) reduction of the executive's title, duties, responsibilities, or authority, other than for Cause or disability; (2) reduction of the executive's annual base salary; (3) reduction of the aggregate benefits under our pension, profit sharing, retirement, life insurance, medical, health and accident, disability, bonus and incentive plans, and other employee benefit plans and arrangements or reduction of the number of paid vacation days to which the executive is entitled; (4) we fail to obtain assumption of the Agreement by any successor; (5) we require the executive to perform his primary duties at a location that is more than 25 miles further from his primary residence than the location at which he performs his primary duties on the effective date of the Agreement; or (6) a termination of employment with us by the executive after any of the other occurrences listed.

        "Cause" means, and is limited to, (1) willful and gross neglect of duties by the executive that has not been substantially corrected within 30 days after his receipt from us of written notice describing the neglect and the steps necessary to substantially correct it, or (2) an act or acts committed by the executive constituting a felony and substantially detrimental to us or our reputation.

        In 2008, new Management Agreements were approved for all incoming Executive Officers. These agreements provide for two (2) years of payments (versus the previously executed Management Agreements that provide for three (3) years of payments) and provide no additional payments for any restricted share unit awards.

        Effective January 1, 2009, the Compensation Committee eliminated the Internal Revenue Code §280G excise tax adjustments from payments due under new Management Agreements.

 REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee is composed of six independent non-employee directors. It is responsible for overseeing the Company's financial reporting and the Company's controls regarding accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company's management, the Company's Director of Global Financial Compliance, the Company's Director of Internal Audit, and the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP. The Company's Director of Global Financial Compliance, the Company's Director of Internal Audit, and PricewaterhouseCoopers LLP have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to the Company's Director of Global Financial Compliance, the Director of Internal Audit and PricewaterhouseCoopers LLP. The Committee meets privately with the Director of Internal Audit, with the Company's Director of Global Financial Compliance and with PricewaterhouseCoopers at least four times a year.

        Specifically, the Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2009, with the Company's management; (ii) met and discussed the financial statements and related issues with senior management, the Company's Director of Global Financial Compliance, the Company's Director of Internal Audit; (iii) met and discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB AU Section 380 regarding communication with audit committees; (iv) received the written notice from PricewaterhouseCoopers LLP regarding their independence; and (v) approved related person policy transactions in accordance with the Related Persons Transaction Policy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES

        The following table presents aggregate fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company's annual financial statements for the years ended December 31, 2009 and 2008, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2009	2008
Audit Fees (1)	$2,241,388	$2,230,459
Audit-Related Fees (2)	1,739,203	1,239,413
Tax Fees (3)	430,269	373,586

Total Fees	$4,410,860	$3,843,458

(1)
Audit Fees—These are fees for professional services performed by PricewaterhouseCoopers LLP for the integrated audits of the Company's annual financial statements and reviews of financial statements included in the Company's 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees—These are fees for the assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company's financial statements, including due diligence projects.

(3)
Tax Fees—These are fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice and tax planning. This includes review and/or preparation of certain foreign tax returns and tax consulting relating to due diligence projects.

        The Audit Committee approved all audit and non-audit services provided to the Company by the Company's independent registered public accounting firm prior to management engaging the auditor for that purpose. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Company's independent registered public accounting firm. In making its recommendation to appoint PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers LLP is compatible with maintaining that firm's independence.

        Based on the Committees' review and discussions with senior management, the Director of Global Financial Compliance, the Director of Internal Audit and PricewaterhouseCoopers LLP referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

  Philip G. Weaver, Chair and Financial Expert
  Barbara L. Johnson
  Paul S. Peercy
  Edward N. Perry
  William J. Scholle
  Holly A. Van Deursen

APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm ("auditor") for the year ending December 31, 2010. While neither Missouri law, our Restated Articles of Incorporation, nor our Bylaws require submission to the shareholders the question of appointment of auditors, it has been the policy of our Board of Directors since 1968 to submit the matter for shareholder consideration in recognition that the basic responsibility of the auditors is to the shareholders and the investing public. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as our auditor for many years. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

        The proxies will vote your proxy for ratification of the appointment of PricewaterhouseCoopers LLP unless you specify otherwise in your proxy.

        The Audit Committee recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

 SHAREHOLDER PROPOSAL ON COMPENSATION REPORT

        The International Brotherhood of DuPont Workers, P.O. Box 10, Waynesboro, Virginia 22980, and its member local, the Transparent Film Workers, Inc., representing the workers at the Clinton, Iowa Bemis factory, owner of 130 shares Bemis Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

        Resolved: That the stockholders of Bemis Co., Inc, assembled in annual meeting in person and by proxy, hereby request that the Board of Directors give consideration to preparing a report, to be made available to shareholders four months after the 2010 Annual meeting, that shall review the compensation packages provided to senior executives of the Company and address the following.

  1.
  Comparison of compensation packages for senior executives with that provided to the lowest paid Company employees.

  2.
  Whether there should be a ceiling on compensation provided to senior executives so as to prevent the possibility of excessive compensation.

  3.
  Whether compensation of senior executives should be adjusted in a situation where there is a stated need for employees to be laid off from work.

Shareholder's Statement

        Pay for executives of Bemis is determined by a Board of Directors. Each member of the Board received annual compensation of between $116,000—$143,000 for their service on the Board in 2008. Yet it does not appear that these members of the Board are required to attend any meetings or even participate in conference calls. Nor is it clear what work, if any, is performed by any individual member of the Board.

        Given this extraordinarily generous compensation provided to the members of the Board, is it any surprise that these same members have approved extraordinarily generous compensation for executives of Bemis, with the offered justification, generic as it is, that such pay is necessary to retain and motivate these same executives?

        Yet virtually nothing is said in the March 2009 report to shareholders about how the employees of Bemis who are not executives are compensated, though it is a fact that these employees have had virtually no wage increases, are provided no retiree health care benefit, and receive the most minimal contribution to their 401K, about $2000 per year for the typical wage roll employee. Of course, it is obvious to all that these non-executive employees don't have any real influence on how much pay a director receives for their "services".

        This proposal seeks to have the Board address these issues of compensation, issues involving not just the compensation of executives, but the compensation of executives in relation to how the non-executive employees of this company are compensated.

        Essentially this same proposal was introduced in 2009 and received over 10% of the shares cast despite the vehement opposition of the Board. Accordingly, it is apparent that many shareholders quite correctly see the benefit of this proposal.

        If you AGREE, please mark your proxy FOR this resolution.

Bemis' Statement in Opposition to Proposal

        As described in more detail below, the Board of Directors believes that the shareholder proposal should be opposed for four basic reasons:

  1.
  On three separate occasions, our shareholders have decisively spoken against this proposal. This repetitive request was defeated by an overwhelming majority of our shareholders at each of the 2009 Annual Meeting of Shareholders, the 2008 Annual Meeting of Shareholders, and the 2007 Annual Meeting of Shareholders;

  2.
  We have already explained our process for determining the compensation packages of our Executive Officers;

  3.
  The Board and management will be distracted by activities that do not add value for the other shareholders; and

  4.
  The costs of preparing the requested report will outweigh the benefits.

        In addition, all employees make important contributions to our success. We are committed to paying our employees fairly in accordance with their job responsibilities, their performance in those jobs and their ability to contribute to our overall success, taking into account competitive and market factors. Our executive compensation program is designed to compensate our Executive Officers fairly based on their performance and contribution to us, to provide incentives to attract and retain key executives, and to instill in them a long-term commitment to us and a sense of Company ownership, all consistent with shareholders' interests.

        The Compensation Discussion and Analysis in this proxy statement provides a comprehensive review of our philosophy for compensating our Executive Officers, the components of the Executive Officer compensation program, and the method for determining and approving the compensation for Executive Officers. This proxy statement includes detailed information about the cash and equity compensation paid to the Named Executive Officers, as well as information about perquisites provided to them. As discussed in more detail in the Compensation Discussion and Analysis, the Compensation Committee endeavors to provide a compensation program (i) that is competitive with other companies that we compete with for executive talent; and (ii) adjusted for our performance. The Compensation Committee engages an outside consultant to provide the Compensation Committee with market data for peer companies.

        We believe that our Compensation Committee and shareholders already have the information necessary to understand and assess the compensation packages provided to our Executive Officers. Our Compensation Committee believes that we must set the compensation of employees, including our Executive Officers, based on conditions and competitive factors in the market today in order to attract the kind of executive talent necessary to execute our business strategies. As a result, we do not believe that the information compiled by a report of the type requested by the shareholder proposal will result in any change to our practices. Therefore, we do not believe that the shareholders would benefit from the report.

        The proxies will vote your proxy against the shareholder proposal on compensation report unless you specify otherwise in your proxy.

        For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

 SUBMISSION OF SHAREHOLDER PROPOSALS

        We must receive all shareholder proposals to be presented at the 2011 annual meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than November 18, 2010.

        Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the shareholder must be delivered or received at our principal executive offices not less than 90 days before the first anniversary of the preceding year's annual meeting, which, for next year, is February 5, 2011, which is a Saturday. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal or such shareholder and the nominees, as specified in our Bylaws. The presiding Officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

        The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

HOUSEHOLDING

        The SEC permits a procedure, called "householding", for the delivery of proxy information to shareholders. Under householding, shareholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including our Annual Report to Shareholders or, in some cases, one Notice of Internet Availability. We initiated householding to reduce printing costs and postage fees.

        Shareholders wishing to continue to receive multiple copies of proxy materials or multiple Notices of Internet Availability may do so by completing and returning the "opt out" card previously mailed to you or by notifying us in writing or by telephone at Bemis Company, Inc., One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100. Upon such request, we will promptly deliver copies of the proxy materials or Notice of Internet Availability to a shareholder at a shared address to which a single copy of the documents was delivered.

        Shareholders who share an address (but not the same last name) may request householding by notifying us at the above-referenced address or telephone number.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2010

The following materials are available for view on the Internet:

  •
  proxy statement for the 2010 Annual Meeting of Shareholders;

  •
  2009 Annual Report to Shareholders; and

  •
  annual report on Form 10-K for the year ended December 31, 2009.

         To view the proxy statement, 2009 Annual Report to Shareholders, or annual report on Form 10-K, visit www.bemis.com/2010Annualmeeting.

                      By Order of the Board of Directors

                      James J. Seifert,
                      Vice President, Secretary and General Counsel

M22202- P87535 Meeting Information Meeting Type: Annual Meeting For holders as of: March 8, 2010 Date: May 6, 2010 Time: 9:00 a.m. CDT Location: You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. BEMIS COMPANY, INC. *** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials Holiday Inn Neenah Riverwalk 123 East Wisconsin Avenue Neenah, WI 54956 BEMIS COMPANY, INC. ATTN: MELANIE MILLER ONE NEENAH CENTER, 4TH FLOOR P.O. BOX 669 NEENAH, WI 54957-0669

M22203- P87535 Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2010 to facilitate timely delivery. How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Voting Items 2. To ratify the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm. 3. To vote upon a proposal submitted by a shareholder, if properly presented at the meeting. 01) Jeffrey H. Curler 02) Roger D. O'Shaughnessy 03) David S. Haffner 04) Holly A. Van Deursen 1. Election of Directors Nominees: M22204- P87535 The Board of Directors recommends that you vote "FOR" the following: The Board of Directors recommends you vote "FOR" the following proposal: The Board of Directors recommends you vote "AGAINST" the following proposal: NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only Shareholders of record at the close of business on March 8, 2010 will be entitled to receive notice of and to vote at the meeting.

M22205- P87535

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date BEMIS COMPANY, INC. M22200-P87535 BEMIS COMPANY, INC. ATTN: MELANIE MILLER ONE NEENAH CENTER, 4TH FLOOR P.O. BOX 669 NEENAH, WI 54957-0669 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm. 3. To vote upon a proposal submitted by a shareholder, if properly presented at the meeting. For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 Yes No 0 0 0 0 0 0 01) Jeffrey H. Curler 02) Roger D. O'Shaughnessy 03) David S. Haffner 04) Holly A. Van Deursen 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only Shareholders of record at the close of business on March 8, 2010 will be entitled to receive notice of and to vote at the meeting. The Board of Directors recommends that you vote "FOR" the following: The Board of Directors recommends you vote "FOR" the following proposal: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. The Board of Directors recommends you vote "AGAINST" the following proposal:

Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) The undersigned hereby appoints Melanie E.R. Miller and James J. Seifert, or either of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 8, 2010, at the Annual Meeting of Shareholders to be held on May 6, 2010. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is received and no specific direction is made, this Proxy will be voted "FOR" each of the Directors in proposal 1, "FOR" proposal 2, and "AGAINST" proposal 3. BEMIS COMPANY, INC. One Neenah Center, 4th Floor P.O. box 669 Neenah, WI 54957-0669 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M22201-P87535 We will hold the Annual Meeting of Shareholders of Bemis Company, Inc. in the Doty Ballroom of the Holiday Inn Neenah Riverwalk, 123 East Wisconsin Avenue, Neenah, Wisconsin, on Thursday May 6, 2010, at 9:00 a.m., Central Daylight Time.

QuickLinks

ADMISSION POLICY
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS MAY 6, 2010
SOLICITATION, EXECUTION AND REVOCATION OF PROXIES
OWNERSHIP OF THE COMPANY'S SECURITIES
INFORMATION WITH RESPECT TO DIRECTORS
CORPORATE GOVERNANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2009
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END
OPTION EXERCISE AND STOCK VESTED IN 2009
2009 NON-QUALIFIED DEFERRED COMPENSATION
2009 PENSION BENEFITS
2009 DIRECTOR COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION, INCLUDING FOLLOWING CHANGE OF CONTROL FOR 2009
MANAGEMENT AGREEMENTS
REPORT OF THE AUDIT COMMITTEE
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSAL ON COMPENSATION REPORT
SUBMISSION OF SHAREHOLDER PROPOSALS
HOUSEHOLDING
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2010